Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of May 19, 2008, by and between Cambridge Heart, a Delaware corporation (“Cambridge Heart”), AFB Fund, LLC, a New Jersey limited liability company (“AFB”), Louis Blumberg, a resident of the State of New York and the manager of AFB (“Louis Blumberg”), and Laurence Blumberg, a resident of the State of New York and a member of AFB (“Laurence Blumberg”).

RECITALS

WHEREAS, AFB has nominated Louis Blumberg (the “AFB Nominee”) to serve as a member of Cambridge Heart’s board of directors (the “Board”);

WHEREAS, in connection with Cambridge Heart’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”), AFB intends to solicit proxies from Cambridge Heart’s stockholders (the “Solicitation”) to elect Louis Blumberg as a member of the Board in lieu of a nominee recommended by the Board;

WHEREAS, AFB has submitted a stockholder proposal to be considered at the 2008 Annual Meeting and included in Cambridge Heart’s proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which proposal seeks stockholder approval of a recommendation to the Board that the Amended and Restated Certificate of Incorporation of Cambridge Heart (the “Certificate of Incorporation”) be amended to eliminate those provisions of the Certificate of Incorporation that provide for a staggered Board of Directors and to impose four-year term limits upon director service on the Board of Directors (the “Stockholder Proposal”);

WHEREAS, the Board of Cambridge Heart has determined that it is in the best interests of Cambridge Heart and its stockholders to (1) increase the size of the Board and to add Louis Blumberg to the Board, in order to avoid the expense and disruption of the Solicitation, and (2) to eliminate the provisions of the Certificate of Incorporation that provide for a staggered Board of Directors as provided herein; and

WHEREAS, concurrently with the execution of this Agreement by Cambridge Heart and AFB and as a condition to AFB’s execution of this Agreement, AFB and Robert Khederian (“Mr. Khederian”), acting individually and not in his capacity as Chairman of the Board of Cambridge Heart, have entered into an agreement (the “Voting Agreement”) with respect to (1) the nomination by AFB and Mr. Khederian of an individual to be elected by the holders of Series A Convertible Preferred Stock (the “Series A Preferred”) to serve as a director of Cambridge Heart, and (2) the election by Mr. Khederian, as the majority holder of Series A Preferred, of such individual.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENTS

Section 1.1. Board Composition Matters; Nominations at 2008 Stockholder Meeting.

(a) Cambridge Heart shall as promptly as practicable, and in any event within five business days after the date hereof, take all action necessary (including the calling of a special meeting of the Board to approve such actions):

(i) to expand the size of the Board so as to create one new directorship on the Board in accordance with Article Eleventh of the Certificate of Incorporation and Article 2 of its Amended and Restated By-Laws, and

(ii) to appoint the AFB Nominee as a Class II director to fill such newly-created directorship.

(b) Effective upon the appointment of Louis Blumberg to the Board pursuant to Section 1.1(a) hereof, AFB hereby irrevocably withdraws its nomination of the AFB Nominee.

Section 1.2. Amendment to Certificate of Incorporation; Board Recommendation.

(a) Cambridge Heart shall submit a proposal to its stockholders at the 2009 annual meeting of stockholders (the “2009 Annual Meeting”) to amend Sections 2, 4, 5, 8 and 10 of Article Eleventh, as well as any other section or sections the amendment of which is necessary in order to eliminate the staggered Board of Directors, of the Certificate of Incorporation in order to eliminate the staggered Board of Directors (the “Charter Amendment”). The Board shall recommend in its proxy statement for the 2009 Annual Meeting that stockholders of Cambridge Heart vote to approve the Charter Amendment and Cambridge Heart shall use commercially reasonable efforts to solicit proxies to be voted at the 2009 Annual Meeting in favor of the Charter Amendment.

(b) If the Charter Amendment is approved at the 2009 Annual Meeting by the requisite vote of the stockholders of Cambridge Heart, Cambridge Heart agrees to use all reasonable efforts, including the adjournment of the 2009 Annual Meeting in order to allow for the filing of the Charter Amendment with the Delaware Secretary of State, to permit the election of all directors nominated for election at the 2009 Annual Meeting for terms commencing at the 2009 Annual Meeting and expiring at the 2010 annual meeting of stockholders and until their successors are elected and qualified.

(c) If the Charter Amendment is approved at the 2009 Annual Meeting by the requisite vote of the stockholders of Cambridge Heart, the Board shall take all action necessary to amend Sections 2.3, 2.4, 2.5 and 2.6 of Article 2 and Section 6.3 of Article 6, as well as any other section or sections the amendment of which is necessary in order to eliminate the staggered Board of Directors, of Cambridge Heart’s Amended and Restated By-laws to eliminate the staggered Board of Directors.

Section 1.3. Termination of Solicitation and Stockholder Proposal.

(a) From the date hereof through the completion of the 2008 Annual Meeting, none of AFB, Louis Blumberg, Laurence Blumberg or any of their Affiliates will, directly or indirectly, (i) solicit proxies or consents for the voting of any voting or other securities of Cambridge Heart or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “proxies” or consents to vote, or become a “participant” in any “election contest” involving Cambridge Heart or Cambridge Heart’s securities (all terms used herein and defined in Regulation 14A under the Exchange Act having the meanings assigned to them therein), (ii) seek to advise or influence any person with respect to the voting of any securities of Cambridge Heart, (iii) initiate, propose or otherwise “solicit” Cambridge Heart stockholders for the approval of shareholder proposals, (iv) otherwise communicate with Cambridge Heart’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (v) otherwise engage in any course of conduct with the purpose of causing stockholders of Cambridge Heart to vote contrary to the recommendation of the Board on any matter presented to Cambridge Heart’s stockholders for their vote or challenging the policies of Cambridge Heart or (vi) otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence the management, the Board, policies or affairs of Cambridge Heart, other than through Louis Blumberg, in his capacity as a member of the Board. For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person and any employees, officers, members and managers of AFB.

(b) AFB hereby irrevocably withdraws the Stockholder Proposal and consents to the exclusion of the Stockholder Proposal from Cambridge Heart’s proxy statement for the 2008 Annual Meeting.

Section 1.4. Voting Agreement. Until the completion of the 2008 Annual Meeting, AFB, Louis Blumberg and Laurence Blumberg shall, and shall cause each of their Affiliates to cause all voting securities of Cambridge Heart beneficially owned by each of them to be present at the 2008 Annual Meeting for the purpose of establishing a quorum and to be voted at the 2008 Annual Meeting (i) for the director nominees recommended by the Board, (ii) for Proposals 2 and 3 set forth in Cambridge Heart’s preliminary proxy statement for the 2008 Annual Meeting filed with the Securities and Exchange Commission on May 5, 2008, and (iii) in accordance with the recommendation of the Board on any proposals of any other stockholder of Cambridge Heart, including with regard to any nomination of one or more nominees for election as director in opposition to the nominees of the Board at any such meeting. No later than five business days prior to the 2008 Annual Meeting, each of AFB, Louis Blumberg and Laurence Blumberg shall, and shall cause each of its Affiliates to, vote in accordance with this

Section 1.4. AFB, Louis Blumberg and Laurence Blumberg shall not, and shall cause each of their Affiliates not to, revoke or change any vote in connection with any such meeting of stockholders unless such revocation or change is required or permitted in accordance with the first sentence of this Section 1.4.

Section 1.5 Nomination and Election of Series A Director. AFB and Louis Blumberg hereby acknowledge and agree that the nomination by AFB and Mr. Khederian of an individual to be elected by the Series A Preferred to serve as a director of Cambridge Heart pursuant to the Voting Agreement shall be subject to the reasonable approval of at least 50% of the members of the Board of Directors of Cambridge Heart (excluding Mr. Khederian and Louis Blumberg).

Section 1.6 Release of Claims.

(a) AFB, Louis Blumberg and Laurence Blumberg hereby acknowledge and agree that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that any of them has had, now has or may now have, whether known or unknown, against Cambridge Heart or any of the persons or entities specified below. AFB, Louis Blumberg and Laurence Blumberg hereby, on behalf of themselves and anyone else claiming by, through or under any of them, hereby waives, releases, covenants not to sue and forever discharges Cambridge Heart and its successors and each and all of their present and former officers, directors, agents and attorneys (hereinafter “CAMH Releasees”), and each and all of them of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter “Claims”) that AFB, Louis Blumberg and/or Laurence Blumberg now has, may now have or ever had against each or any of the CAMH Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including, but not limited to, any Claims that may exist under federal, state or local laws.

(b) Cambridge Heart hereby acknowledges and agrees that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that Cambridge Heart has had, now has or may now have, whether known or unknown, against AFB, Louis Blumberg and Laurence Blumberg or any of the persons or entities specified below. Cambridge Heart hereby, on behalf of Cambridge Heart and anyone else claiming by, through or under Cambridge Heart, hereby waives, releases, covenants not to sue and forever discharges AFB, Louis Blumberg and Laurence Blumberg, and their successors and each and all of their present and former officers, directors, agents and attorneys (hereinafter “AFB Releasees”), and each and all of them of, from and with respect to any and all Claims that Cambridge Heart now has, may now have or ever had against each or any of the AFB Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including, but not limited to, any Claims that may exist under federal, state or local laws.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Representations and Warranties.

(a) Each of the parties hereto represents and warrants to the other parties that:

(i) such party has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(iii) the Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms, and

(iv) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

(b) The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, are duly authorized to execute it and freely, voluntarily and knowingly execute it.

Section 2.2 General.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

(c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

(d) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:

If to Cambridge Heart

Cambridge Heart, Inc.

100 Ames Pond Road

Tewksbury, MA 01876

Attention: Mr. Ali Haghighi-Mood

Fax No.: (978) 654-4501

with a copy to:

Nutter, McClennen & Fish LLP

World Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Michelle L. Basil

Fax No.: (617) 310-9477

If to AFB or Louis Blumberg:

AFB Fund, LLC

2050 Center Avenue

Fort Lee, NJ 07024

Attention: Louis Blumberg

Fax No.: (201) 585-2373

with a copy to:

McCarter and English , LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102-4056

Attention: David A. Ludgin

Fax .: (973) 297-3715

If to Laurence Blumberg:

145 E. 81st St.

Apt 8E

New York, NY 10028

(e) This Agreement and the legal relations hereunder between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

(f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

CAMBRIDGE HEART, INC.

By:	/s/Ali Haghighi-Mood
Name:	Ali Haghighi-Mood
Title:	President and Chief Executive Officer

AFB FUND, LLC

By:	/s/ Louis Blumberg
Name:	Louis Blumberg
Title:	Manager

/s/ Louis Blumberg
Louis Blumberg

/s/ Laurence Blumberg
Laurence Blumberg